 As filed with the Securities and Exchange Commission on November 9, 2000

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              Amendment No. 2

                                       to

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                              Global Payments Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                   Georgia                                       58-2567903
        (State or other jurisdiction                          (I.R.S. Employer
      of incorporation or organization)                     Identification No.)

                 Four Corporate Square, Atlanta, Georgia 30329
                    (Address of principal executive offices)

                                 (404) 728-2363
              (Registrant's telephone number, including area code)

         Copies of notices and other communications should be sent to:

               Paul R. Garcia                                 William H. Avery
           Chief Executive Officer                           Mark F. McElreath
            Global Payments Inc.                             Alston & Bird LLP
            Four Corporate Square                           One Atlantic Center
           Atlanta, Georgia 30329                        1201 West Peachtree Street
                                                        Atlanta, Georgia 30309-3424

                               ----------------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                       Name of Each Exchange on Which
   Title of Each Class to be so Registered:           Each Class is to be Registered:
   ----------------------------------------           -------------------------------
  Common Stock, no par value                              New York Stock Exchange

  Series A Junior Participating Preferred                 New York Stock Exchange
   Share Purchase Rights

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None.

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                                CROSS REFERENCE

                              Global Payments Inc.

               I. INFORMATION REQUIRED IN REGISTRATION STATEMENT

   The information required to be included in this registration statement in response to all of the Items of a registration statement on Form 10 is incorporated by reference from the Information Statement filed as Exhibit 99.1. The following cross-reference sheet indicates the location in the Information Statement of the disclosure that is responsive to each Item.

 Item
 No.  Item Caption               Location in Information Statement
 ---- ------------               ---------------------------------

  1.  Business                   "Summary;" "Management's Discussion and
                                 Analysis of Financial Condition and Results of
                                 Operations;" "Global Payments' Business;"
                                 "Summary of the Purchase of CIBC Merchant
                                 Acquiring Business."

  2.  Financial Information      "Summary--Summary Historical Combined
                                 Financial Data;" "Summary--Summary Pro Forma
                                 Combined Financial Data;" "Capitalization;"
                                 "Selected Financial Data;" "Management's
                                 Discussion and Analysis of Financial Condition
                                 and Results of Operations;" "NDC eCommerce
                                 Business Segment (to be reorganized as Global
                                 Payments Inc.) Combined Financial Statements;"
                                 "Global Payments' Business--Properties;"
                                 "Security Ownership of Certain Beneficial
                                 Owners;" "Management;" "NDC eCommerce Business
                                 Segment (to be reorganized as Global Payments
                                 Inc.) Pro Forma Combined Financial
                                 Statements;" and "CIBC Merchant Acquiring
                                 Business."

  3.  Properties                 "Global Payments' Business--Properties."

  4.  Security Ownership of      "Security Ownership Of Certain Beneficial
      Certain Beneficial Owners  Owners" and "Security Ownership of
      and Management             Management."

  5.  Directors and Executive    "Management."
      Officers

  6.  Executive Compensation     "Management."

  7.  Certain Relationships and  "Summary" and "The Distribution--Relationship
      Related Transactions       Between National Data Corporation and Global
                                 Payments Following The Distribution."

  8.  Legal Proceedings          "Global Payments' Business--Legal
                                 Proceedings."

  9.  Market Price of and        "Summary;" "The Distribution--Listing and
      Dividends on the           Trading of the Global Payments Shares;"
      Registrant's Common Equity "Dividend Policy" and "Description of Global
      and Related Shareholder    Payments' Capital Stock."
      Matters

 10.  Recent Sales of            "Description of Global Payments' Capital
      Unregistered Securities    Stock."

 11. Description of Registrant's  "Description of Global Payments Capital
     Securities to be Registered  Stock" and "Anti-Takeover Effects of our
                                  Articles of Incorporation, By-laws, Rights
                                  Agreement and Georgia Law--Rights Agreement."

 12. Indemnification of Directors "Liability and Indemnification of Directors
     and Officers                 and Officers."

 13. Financial Statements and     "Summary;" "Selected Financial Data;" "NDC
     Supplementary Data           eCommerce Business Segment (to be reorganized
                                  as Global Payments Inc.) Combined Financial
                                  Statements;" "NDC eCommerce Business Segment
                                  (to be reorganized as Global Payments Inc.)
                                  Pro Forma Combined Financial Statements;" and
                                  "CIBC Merchant Acquiring Business."

 14. Changes in and               None.
     Disagreements with
     Accountants on Accounting
     and Financial Disclosure

Item 15. Financial Statements and Exhibits.

  (a) List of Financial Statements. The following financial statements are included in the Information Statement:

      NDC eCommerce Business Segment (To be reorganized as Global Payments
       Inc.)
       Historical:
        Report of Independent Public Accountants
        Combined Statements of Income for the Three Months ended August 31,
         2000 and 1999 (unaudited) and for the Years ended May 31, 2000,
         1999, and 1998
        Combined Balance Sheets as of August 31, 2000 (unaudited) and May
         31, 2000
         and 1999
        Combined Statements of Cash Flows for the Three Months ended August
         31, 2000 and 1999 (unaudited) and for the Years ended May 31,
         2000, 1999, and 1998
        Combined Statements of Changes in Shareholder's Equity for the
         Years ended May 31, 2000, 1999, and 1998 and the Three Months ended August 31, 2000 (unaudited)
        Notes to Combined Financial Statements
        Report of Independent Public Accountants as to Schedule
        Combined Schedule II--Valuation and Qualifying Accounts
       Pro Forma (Unaudited)
        Introduction to the Pro Forma Combined Financial Statements
        Pro Forma Combined Balance Sheet as of August 31, 2000
        Pro Forma Combined Statements of Income for the Year ended May 31,
         2000
        Pro Forma Combined Statements of Income for the Three Months ended
         August 31, 2000
        Notes to Pro Forma Combined Financial Statements
      CIBC Merchant Acquiring Business
       Report of Independent Public Accountants
       Balance Sheets as of July 31, 2000 and October 31, 1999
       Statements of Income for the Nine Months ended July 31, 2000 and the
        Years ended October 31, 1999 and 1998
       Statements of Cash Flows for the Nine Months ended July 31, 2000 and the Years ended October 31, 1999 and 1998
       Statements of Changes in Shareholder's Equity for the Nine Months
        ended July 31, 2000 and the Years ended October 31, 1999 and 1998
       Notes to Financial Statements

  (b) Exhibits. The following documents are filed as exhibits hereto:

         Exhibit
           No.
         -------

           *2.1  Form of Distribution Agreement, Plan of Reorganization and
                 Distribution.

           *3.1  Articles of Incorporation of Global Payments Inc.

          **3.2  Amended and Restated By-laws of Global Payments Inc.

            4.1  Articles of Incorporation of Global Payments Inc. (filed as
                 Exhibit 3.1).

            4.2  Amended and Restated By-laws of Global Payments Inc. (filed as
                 Exhibit 3.2).

          **4.3  Form of Shareholder Protection Rights Agreement.

           *4.4 Form of certificate representing Global Payments Inc. common stock.

           10.1  Form of Distribution Agreement, Plan of Reorganization and
                 Distribution (filed as Exhibit 2.1).

          *10.2  Form of Tax Sharing and Indemnification Agreement.

          *10.3  Form of Employee Benefits Agreement.

          *10.4  Form of Lease Agreement for Office Headquarters.

           10.5  Form of Two Sublease Agreements.

          *10.6  Form of Intercompany Systems/Network Services Agreement.

          *10.7  Form of Batch Processing Agreement.

          *10.8  Form of Transition Support Agreement.

          *10.9  Form of 2000 Long-Term Incentive Plan.

          *10.10 Form of 2000 Employee Stock Purchase Plan.

          *10.11 Form of 2000 Non-Employee Directors Stock Option Plan.

          *10.12 Form of Global Payments Inc. Supplemental Executive Retirement
                 Plan.

          *10.13 Employment Agreement for Paul R. Garcia.

          *10.14 Employment Agreement for Thomas M. Dunn.

          *10.15 Employment Agreement for James G. Kelly.

          *10.16 Employment Agreement for Barry W. Lawson.

          *10.17 Operating Agreement of Global Payment Systems LLC, dated March
                 31, 1996.

          *10.18 Registration Rights Agreement between Global Payment Systems
                 LLC and MasterCard International Incorporated, dated April 1,
                 1996.

           10.19 Asset Purchase Agreement with Canadian Imperial Bank of
                 Commerce dated November 9, 2000.

         **10.20 Investor Rights Agreement with Canadian Imperial Bank of
                 Commerce.

         **10.21 Marketing Alliance Agreement with Canadian Imperial Bank of
                 Commerce.

         **10.22 Transition Services Agreement with Canadian Imperial Bank of
                 Commerce.

         **10.23 Stock Purchase Agreement with Canadian Imperial Bank of
                 Commerce.

          *21.1  List of Subsidiaries.

          *27.1  Financial Data Schedule.

           99.1  Information Statement.

     --------

     *Previously filed.

     **To be filed by amendment.

                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment two to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  GLOBAL PAYMENTS INC.

                                  By: /s/ Paul R. Garcia
                                      ------------------------------

                                    Name: Paul R. Garcia
                                    Title: Chief Executive Officer

Dated: November 9, 2000

                                 EXHIBIT INDEX

         Exhibit
           No.
         -------

          10.5   Form of Two Sublease Agreements.

          10.19  Purchase Agreement with Canadian Imperial Bank of Commerce.

          99.1   Information Statement.


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